UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2022 (February 23, 2022)

Ceridian HCM Holding Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38467	46-3231686
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3311 East Old Shakopee Road
Minneapolis, Minnesota		55425
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (952) 853-8100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CDAY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Christopher R. Armstrong, Executive Vice President, Chief Operating Officer

On February 23, 2022, the Board of Directors (the “Board”) of Ceridian HCM Holding Inc. (the “Company”) appointed Christopher R. Armstrong as Executive Vice President, Chief Operating Officer of the Company. Mr. Armstrong will serve as the Company’s principal operating officer.

Mr. Armstrong, 53, joined the Company in 2004, and since then has held several commercial and operational leadership roles, including Executive Vice President, Chief Customer Officer of the Company from February 2020 until February 2022, Executive Vice President, Chief Operating Officer from May 2019 until February 2020, Executive Vice President, Operations from March 2018 until May 2019, and Executive Vice President, Customer Officer Support from April 2016 until March 2018.

Mr. Armstrong has no family relationships that are required to be disclosed under Item 401(d) of Regulation S-K and is not a party to any transaction requiring disclosure under Item 404(a) of Regulation S-K.

On February 24, 2022, the Company issued a press release announcing, among other things, Mr. Armstrong’s appointment as Executive Vice President, Chief Operating Officer. A copy of the press release is attached hereto as Exhibit 99.1.

Amendment and Restatement of the Ceridian HCM Holding Inc. 2018 Equity Incentive Plan

On February 23, 2022, the Compensation Committee of the Board of the Company approved and recommended, and the Board of the Company approved the amendment and restatement of the Ceridian HCM Holding Inc. 2018 Equity Incentive Plan (the “2018 EIP”), to remove section 4.3 (Automatic Share Reserve Increase) effective as of April 1, 2022 (the “Amended and Restated 2018 EIP”).

The foregoing summary and description of the Amended and Restated 2018 EIP does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated 2018 EIP, a copy of which is filed as Exhibit 10.1 with this Current Report on Form 8-K and is incorporated herein by reference.

Ceridian HCM Holding Inc. 2022 Management Incentive Plan

On February 23, 2022, the Compensation Committee of the Board of the Company approved and recommended, and the Board of the Company approved the Ceridian HCM Holding Inc. 2022 Management Incentive Plan (the “2022 MIP”). The 2022 MIP covers the incentive period of January 1, 2022 through December 31, 2022. The 2022 MIP is designed to drive Company results related to key financial metrics and to provide incentive compensation to active eligible employees who play a key role in the Company accomplishing its objectives.

Receipt of performance based, incentive compensation under the 2022 MIP is based on the Company’s achievement of the Cloud revenue, excluding float revenue, financial goal (the “Cloud Revenue Goal”), the adjusted EBITDA, excluding float revenue, financial goal (the “Adjusted EBITDA Goal”), and the Sales per employee per month (“PEPM”) annual contract value (“ACV”) financial goal (the “Sales PEPM ACV Goal”) for fiscal year 2022 (collectively, the “Performance Goals”). Both the Cloud Revenue Goal and the Adjusted EBITDA Goal are calculated based on the Company’s operating results on a constant currency basis. The Sales PEPM ACV Goal is calculated based on the sales of the Company’s products on a constant currency basis that contribute to its Cloud recurring revenue.

Target incentive compensation amounts are weighted 33 1/3% for the Cloud Revenue Goal, 33 1/3% for the Adjusted EBITDA Goal, and 33 1/3% for the Sales PEPM ACV Goal. Both the Cloud Revenue Goal and the Adjusted EBITDA Goal have a potential threshold payout of 50%, a target payout of 100%, and a maximum payout of 150%. The Sales PEPM ACV Goal has a potential threshold payout of 50%, a target payout of 100%, and a maximum payout of 200%.

A participant’s individual incentive target in the 2022 MIP is based on either (i) a fixed dollar amount or (ii) a percentage of the participant’s annual base salary (“Individual MIP Target”). Under the 2022 MIP, the Individual MIP Target for a participant will be split where 50% of the Individual MIP Target will be in the form of cash and 50% of the Individual MIP Target will be in the form of a performance stock unit (“PSU”) award granted on February 24, 2022 (the “Grant Date”) under the 2018 EIP and pursuant to the terms of the 2018 EIP and the PSU award agreement (the “PSU Award Agreement”).

Any cash payment under the 2022 MIP will be determined using the participant’s base salary as of December 31, 2022. The number of PSUs granted to a participant under the 2022 MIP is determined using 50% of the participant’s Individual MIP Target in effect on the Grant Date. Any cash payment and the vesting conditions for the PSU award will be determined based on the Company’s performance against the achievement of the Performance Goals and the Performance Goals will be set forth in the PSU Award Agreement. Participants can receive a payout between 0% for not meeting the threshold of any of the Performance Goals, up to a maximum total payout of 167% for achieving the maximum level of all of the Performance Goals, with each goal measured independently to determine achievement and with intermediate cash payouts and PSU vesting being linearly interpolated. Upon vesting of a PSU award, a participant will receive shares of common stock of the Company (“Common Stock”). Based on the Company’s performance, a PSU will vest upon the later of (i) the one year anniversary of the Grant Date or (ii) the date that the Compensation Committee or the Board certifies the attainment of one or more of the Performance Goals under the 2022 MIP.

Individual MIP Target levels under the 2022 MIP for the Company’s named executive officers listed in the Company’s proxy statement, dated March 17, 2021, for the Company’s 2021 annual stockholders meeting (the “NEOs”) are as follows: (i) David D. Ossip, our Chair and Co-Chief Executive Officer, is 100% of his base salary; (ii) Leagh E. Turner, Co-Chief Executive Officer, is 100% of her base salary; (iii) Noemie C. Heuland, Executive Vice President, Chief Financial Officer, is 60% of her base salary, and (iv) Christopher R. Armstrong, Executive Vice President, Chief Operating Officer, is 60% of his base salary.

Pursuant to the 2022 MIP, the NEOs will be granted PSUs on the Grant Date with the following values under the 2018 EIP and pursuant to the terms of the 2018 EIP and the PSU Award Agreement: (i) Mr. Ossip, $400,000; (ii) Ms. Turner, $400,000; (iii) Ms. Heuland $180,000; and (iv) Mr. Armstrong, $196,500. The number of units underlying the PSUs will be determined based upon the dollar value for such individual noted above divided by the closing price of a share of Common Stock on the New York Stock Exchange (“NYSE”) on the Grant Date rounded up to the next whole unit.

The foregoing summary of the 2022 MIP and the PSU Award Agreement do not purport to be complete and is subject to, and qualified in its entirety by, the full text of the 2022 MIP and PSU Award Agreement, copies of which are attached as Exhibits 10.2, 10.3 and 10.4, to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01 Other Events.

Forms of New Equity Award Agreements under the Ceridian HCM Holding Inc. 2018 Equity Incentive Plan

New PSU Award Agreements

On February 23, 2022, the Compensation Committee of the Board of the Company approved and recommended, and the Board of the Company approved new forms of PSU Award Agreement under the 2018 EIP. Copies of the new forms of the PSU Award Agreement are attached as Exhibits 10.3 and 10.4 to this Current Report on Form 8-K and the terms of which are incorporated herein by reference. The new forms of PSU Award Agreement will be effective for grants made on or after January 1, 2022 and reflect a change to the existing forms of PSU award agreements under the 2018 EIP, consisting of rounding the awarded shares to the nearest whole share in lieu of delivering fractional shares.

New Restricted Stock Unit Award Agreement

On February 23, 2022, the Compensation Committee of the Board of the Company approved and recommended, and the Board of the Company approved a new form of restricted stock unit (“RSU”) award agreement under the 2018 EIP. A copy of the new form of the RSU award agreement is attached as Exhibit 10.5 to this Current Report on Form 8-K (the “RSU Award Agreement”) and the terms of which are incorporated herein by reference. The new form of RSU Award Agreement will be effective for grants made on or after January 1, 2022 and reflect a change to the existing forms of RSU award agreements under the 2018 EIP to permit full vesting of RSU awards granted under the RSU Award Agreement upon the participant’s continued service through the applicable vesting date.

Grant of Equity Awards to Certain Members of Management

On February 23, 2022, the Compensation Committee of the Board of the Company approved and recommended, and the Board of the Company approved the granting of equity awards to management and key employees under the 2018 EIP, including the following value of RSUs and PSU to be granted to the NEOs: (i) Mr. Ossip, $4.5 million RSUs and $4.5 million PSUs; (ii) Ms. Heuland, $1.25 million RSUs and $1.25 million PSUs; (iii) Ms. Turner, $4.5 million RSUs and $4.5 million PSUs; and (iv) Mr. Armstrong, $1.5 million RSUs and $1.5 million PSUs.

The number of units underlying the PSU awards and RSU awards to be granted under the 2018 EIP pursuant to a PSU award agreement or RSU award agreement will equal the dollar value of the award for an individual divided by the closing price of a share of Common Stock on the NYSE on the Grant Date rounded down to the nearest whole unit. The metrics to determine vesting of the PSUs are based on the Cloud Revenue Goal, the Adjusted EBITDA Goal, and the Sales PEPM ACV Goal with each goal measured independently to determine achievement and with intermediate vesting being linearly interpolated. The PSUs will vest upon (i) the Compensation Committee or the Board certifying that the Company has achieved at least one of the Performance Goals, and (ii) upon certification of attainment of the Performance Goals, one-third of the PSUs will vest annually on each of the first three anniversaries of the Grant Date. The RSUs will vest as to one-third of the RSU award on each of the first three anniversaries of the Grant Date.

PSU vesting is weighted 33 1/3% for the Cloud Revenue Goal, 33 1/3% for the Adjusted EBITDA Goal and 33 1/3% for the Sales PEPM ACV Goal. Both the Cloud Revenue Goal and the Adjusted EBITDA Goal have a potential threshold payout of 50%, a target payout of 100%, and a maximum payout of 150%. The Sales PEPM ACV Goal has a potential threshold payout of 50%, a target payout of 100%, and a maximum payout of 200%.

On February 23, 2022, the Compensation Committee of the Board of the Company approved and recommended, and the Board of the Company approved granting to certain officers RSU awards pursuant to the terms and subject to the conditions of the Company’s 2018 EIP and the RSU Award Agreement on the Grant Date, including the following RSU awards with the following values to the NEOs: (i) Ms. Heuland $750,000 RSUs; and (ii) Mr. Armstrong $750,000 RSUs. The RSU awards fully vest on June 30, 2023 contingent upon the recipient remaining employed at the Company as of the vesting date.

The number of units underlying the RSU awards to be granted under the 2018 EIP pursuant to a RSU Award Agreement will equal the dollar value of the award for an individual divided by the closing price of a share of Common Stock on the NYSE on the Grant Date rounded down to the nearest whole unit.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Ceridian HCM Holding Inc. 2018 Equity Incentive Plan (amended and restated as of February 23, 2022).
10.2	Ceridian HCM Holding Inc. 2022 Management Incentive Plan.
10.3	Form of Performance Stock Unit Award Agreement (for awards made after January 1, 2022).
10.4	Form of Performance Stock Unit Award Agreement (for Canadian executive awards made after January 1, 2022).
10.5	Form of Restricted Stock Unit Award Agreement (for awards made after January 1, 2022).
99.1	Press Release dated February 24, 2022.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CERIDIAN HCM HOLDING INC.

Date:	February 24, 2022	By:	/s/ William E. McDonald
		Name: Title:	William E. McDonald Executive Vice President, General Counsel and Corporate Secretary